Exhibit 99.1

Behringer Harvard Acquires Student Housing Portfolio

Near University of Georgia Campus in Athens

Two Fully Stabilized Communities, River Club Apartments and

River Walk Townhouses, Comprise 1,128 Beds

DALLAS, April 27, 2011 — Behringer Harvard announced today its acquisition of two student housing communities less than two miles from the University of Georgia campus in Athens, Georgia approximately 60 miles northeast of downtown Atlanta.

“This portfolio presented an attractive opportunity to acquire, at well below replacement cost, two fully stabilized apartment communities with strong historic occupancy levels and institutional ownership,” said Mr. Samuel A. Gillespie, Chief Operating Officer of Behringer Harvard Opportunity REIT II, Inc. “To accelerate rent growth at these already desirable properties, we intend to rebrand and reposition them through a program of approximately $2.1 million in capital improvements including upgraded appliances, finishes and technology.”

The University of Georgia, a public research university founded in 1785, is the oldest and largest of the state’s institutions of higher learning. With approximately 10,000 employees and a student enrollment of 35,000, the university attracts the young and talented, generating $2.2 billion of economic activity in the region.

River Club Apartments was constructed in 1996 on a 93-acre site at 1005 Macon Highway, just outside the Athens Perimeter Highway. The community comprises 266 units with 792 beds located in 17 two- and three-story garden-style apartment buildings.

Constructed in 1998 on a 32-acre site at 400 Timothy Road, River Walk Townhomes comprises 100 units with 336 beds configured in 20 two-story, townhouse-style buildings.

Both communities offer amenities including fitness center, computer center, basketball court, tennis court, sand volleyball court, swimming pool, car wash station, free tanning salon and barbecue grills. Each property is located on the shuttle bus route to campus.

Behringer Harvard Opportunity REIT II acquired this student housing portfolio through a joint venture with The Scion Group LLC, a dedicated student housing owner and operator based in Chicago that has been engaged in more than $2 billion of real estate projects on more than 90 campuses in the United States, Canada, Mexico and the United Kingdom.

—more—

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $11 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Opportunity REIT II, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600

# # #